Exhibit 99.1

Cadence Financial Corporation Reports First Quarter Results

STARKVILLE, Miss.--(BUSINESS WIRE)--April 26, 2010--Cadence Financial Corporation (NASDAQ: CADE), a bank holding company whose principal subsidiary is Cadence Bank, N.A., today reported a net loss of $1.2 million, for the first quarter of 2010, compared with a net loss of $84.2 million for the first quarter of 2009. Net loss applicable to common shareholders was $1.9 million, or $0.16 per diluted share, in the first quarter of 2010. This compares with a net loss applicable to common shareholders of $84.5 million, or $7.09 per diluted share, in the first quarter of 2009. The 2009 results included a $66.5 million non-cash charge related to the write-down of goodwill (an intangible asset) as required by FASB ASC 350, “Intangibles-Goodwill and Other.”

“Cadence has significantly improved its credit quality since last year which was highlighted by our lowest provision for loan losses in over two years,” stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. “Our loan loss provision benefitted from a significant drop in charge-offs, the lowest level since the second quarter of 2008, and a lower level of non-performing, classified, and watch-list loans compared with the fourth quarter of 2009.

“Our primary strategy in restoring our earnings has been to reduce our exposure to higher risk real estate loans over the past year, including loans for 1-4 family speculative residential construction, land development and lots to builders. These higher risk real estate loan categories were down approximately $15.1 million in the last three months and down $102.5 million since the fourth quarter of 2008. In addition, our allowance for loan losses as a percentage of total loans increased to 4.0% at March 31, 2010, from 3.0% at March 31, 2009, and we believe it represents a solid reserve for problem credits remaining in our system,” continued Mr. Mallory.

First Quarter Results

Net interest income was $10.2 million in the first quarter of 2010 compared with $12.3 million in the first quarter of 2009. The decline in net interest income was due to an 8.7% decrease in average earning assets and a 23 basis point decrease in net interest margin compared with the first quarter of 2009. The reduction in net interest margin was due in part to building liquidity, interest reversals due to loans moved to non-accrual status and the increase in non-accrual loans.

Cadence has built its liquidity over the past year by accumulating deposits and investing in short-term assets. At March 31, 2010, Cadence had approximately $309.8 million invested in short-term assets. If the balances accumulated in lower-yielding short-term investments had been invested in U.S. Government agency securities, the net interest margin would have been approximately 30 basis points higher in the first quarter of 2010.

Cadence’s net interest margin was 2.41% in the first quarter of 2010, down 17 basis points from 2.58% in the fourth quarter of 2009. The net interest margin was 2.64% in the first quarter of 2009.

Cadence’s provision for loan losses dropped to $1.6 million in the first quarter of 2010 compared with $32.8 million in the first quarter of 2009. The decrease was due primarily to a significant reduction in new problem loans that required fewer additions to the allowance for loan losses, and a significant reduction in net charge-offs compared with the first quarter of 2009. The decrease in new problem loans was highlighted by a decline in classified assets and a decline in loans on Cadence’s watch list compared with the fourth quarter of 2009. The first quarter 2009 provision included an $18.3 million addition to our allowance for loan losses to increase our reserves. Net charge-offs totaled $2.7 million in the first quarter of 2010 compared with $14.4 million in the first quarter of 2009.

Net interest income after provision for loan losses rose to $8.6 million in the first quarter of 2010 compared with a net interest loss after provision for loan losses of $20.4 million in the first quarter of 2009.

At the end of the first quarter of 2010, the allowance for loan losses was $42.3 million, or 4.0% of total loans, compared with $39.1 million, or 3.0% of total loans, in the first quarter of 2009. The allowance totaled 60.6% of non-performing loans at the end of the first quarter of 2010. Gross loans totaled $1.05 billion at March 31, 2010, compared with $1.29 billion at March 31, 2009. Cadence is maintaining its allowance for loan losses at the maximum level supported by its evaluation of allowance adequacy.

Non-interest income was down 22.8% to $3.5 million in the first quarter of 2010 compared with $4.5 million in the first quarter of 2009. The decrease in non-interest income in the latest quarter was due to a decrease in other non-interest income, lower service charges on deposit accounts and a loss on security sales compared with the first quarter of 2009. The first quarter of 2009 included non-interest income of approximately $795,000 in recurring income items.

Non-interest expenses declined to $14.2 million in the first quarter of 2010 compared with $80.2 million in the first quarter of 2009. The decrease was due to lower costs in all major expense categories except for other expenses that included higher costs for other real estate owned (“OREO”), including OREO holding expenses, losses on the disposition of OREO and legal fees. These OREO related expenses increased to $1.2 million in the first quarter of 2010 compared with $0.6 million in the first quarter of 2009. The 2009 non-interest expenses included a $66.5 million write-down in goodwill. Cadence incurred one-time costs of approximately $550,000 in the first quarter of 2010 related to a company-wide review of the bank’s operating systems and processes.

“We launched a review of our operations in the first quarter that focused on improving the efficiency and profitability of Cadence across our five-state franchise,” stated Mr. Mallory. “We identified changes in customer delivery of services arising from increased use of electronic banking, redundant positions in certain departments and improved processes to reduce our costs. We incurred the majority of the expense in implementing the changes in the first quarter and expect to reduce ongoing costs by approximately $730,000 per quarter going forward. As part of our continued review of operations, we also formed process improvement teams that will focus on ongoing programs to enhance our efficiencies and improve the delivery of services to our customers. We believe our plans to improve our product offerings, customer service and overall profitability should be fully implemented during the second half of 2010.”

Pre-tax loss from continuing operations was $2.1 million in the first quarter of 2010 compared with a pre-tax loss of $96.1 million in the first quarter of 2009. Net loss from continuing operations was $1.2 million, or $0.10 per share, in the first quarter of 2010 compared with a net loss of $84.0 million, or $7.05 per share, in the first quarter of 2009. Net loss applicable to common shareholders was $1.9 million, or $0.16 per share, in the first quarter of 2010 compared with a net loss applicable to common shareholders of $84.5 million, or $7.09 per share, in the first quarter of 2009. The first quarter of 2009 goodwill charge was equal to $5.61 per diluted share.

Loan Quality Metrics

“Our non-performing loans and classified assets were down slightly from the fourth quarter of 2009 and are positive signs that our credit metrics are improving,” stated Mr. Mallory. “This was the first quarter in over two years that we experienced a decline in classified assets and believe this highlights the progress we have made in stabilizing our loan portfolio and the improving health of the economy in our markets. Our markets are showing a much lower rate of growth in problem loans over the past few quarters and we remain very proactive in managing our non-performing assets to minimize potential future losses.”

Total non-performing loans were $69.8 million, or 6.7% of total loans, in the first quarter of 2010 compared with $70.2 million, or 6.4% of total loans, in the fourth quarter of 2009. Total outstanding loans declined $44.9 million since the fourth quarter of 2009 due to the Company’s focus on reducing certain real estate loans. Other real estate owned (OREO) increased 1.5% to $34.8 million in the first quarter of 2010 compared with $34.3 million in the fourth quarter of 2009. Cadence sold 18 OREO properties in the first quarter of 2010 totaling $4.4 million and continues to focus on moving properties through the foreclosure and sale process to minimize carrying costs. Loans 90+ days past due declined 33.1% to $3.7 million from the linked fourth quarter of 2009, while loans 30+ days past due totaled 4.4% of total loans in the first quarter of 2010 compared with 3.7% of total loans at the end of the fourth quarter of 2009.

Conference Call

Cadence Financial Corporation will provide an online, real-time webcast and rebroadcast of its first quarter results conference call to be held tomorrow, April 27, 2010. The live broadcast will be available online at www.cadencebanking.com under investor information as well as www.streetevents.com beginning at 10:00 a.m. (Eastern Time). The on-line replay will follow immediately and continue for 30 days.

About Cadence Financial Corporation

Cadence Financial Corporation is a $1.9 billion bank holding company providing full financial services, including banking, trust services, mortgage services and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence’s stock is listed on the NASDAQ Global Select Market under the symbol CADE.

Forward-Looking Statements

This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
MARCH 31,

($ in thousands, except share data)

	2010	2009
ASSETS:

Cash and Due From Banks	$21,624	$26,212
Interest Bearing Deposits Due From Banks	349,318	48,160
Total Cash and Due From Banks	370,942	74,372

Securities:
Securities Available-for-Sale	358,604	582,023
Securities Held-to-Maturity	2,670	18,556
Total Securities	361,274	600,579

Federal Funds Sold and
Securities Purchased Under Agreements To Resell	339	22,730

Other Earning Assets	20,167	19,259

Loans	1,046,611	1,293,019
Less: Allowance for Loan Losses	(42,338)	(39,058)
Net Loans	1,004,273	1,253,961

Premises and Equipment, Net	30,807	32,934
Interest Receivable	7,011	9,228
Other Real Estate Owned	34,787	19,208
Intangible Assets	1,252	1,821
Other Assets	59,154	40,834
Total Assets	$1,890,006	$2,074,926

LIABILITIES AND SHAREHOLDERS' EQUITY:

Noninterest-Bearing Deposits	$170,847	$173,797
Interest-Bearing Deposits	1,372,807	1,428,235
Total Deposits	1,543,654	1,602,032
Interest Payable	1,722	2,254
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	90,005	88,806
Federal Home Loan Bank Borrowings	95,000	190,048
Subordinated Debentures	30,928	30,928
Other Liabilities	9,825	14,785
Total Liabilities	1,771,134	1,928,853

SHAREHOLDERS' EQUITY:

Preferred Stock - $10 Par Value, Authorized 10,000,000 shares, Issued - 44,000 Shares at March 31, 2010 and March 31, 2009	42,205	41,791
Common Stock - $1 Par Value, Authorized 50,000,000 shares, Issued - 11,911,564 Shares at March 31, 2010 and 11,914,814 Shares at March 31, 2009	11,912	11,915
Surplus and Undivided Profits	61,275	90,696
Accumulated Other Comprehensive Income	3,480	1,671
Total Shareholders' Equity	118,872	146,073
Total Liabilities and Shareholders' Equity	$1,890,006	$2,074,926

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

($ in thousands, except share and per share data)
	FOR THE THREE MONTHS
	ENDED MARCH 31
	2010	2009
INTEREST INCOME:

Interest and Fees on Loans	$13,677	$16,566
Interest and Dividends on Investment Securities	3,713	5,058
Other Interest Income	151	49
Total Interest Income	17,541	21,673

INTEREST EXPENSE:

Interest on Deposits	5,943	7,159
Interest on Borrowed Funds	1,350	2,194
Total Interest Expense	7,293	9,353
Net Interest Income	10,248	12,320
Provision for Loan Losses	1,621	32,761
Net Interest Income (Loss) After Provision for Loan Losses	8,627	(20,441)

OTHER INCOME:

Service Charges on Deposit Accounts	1,832	2,005
Trust Department Income	485	466
Other Non-Interest Income	1,173	1,967
Gains (Losses) on Securities - Net	(13)	63
Total Other Income	3,477	4,501

OTHER EXPENSE:

Salaries and Employee Benefits	6,606	7,069
Net Premises and Fixed Asset Expense	1,865	1,884
Impairment Loss on Goodwill	-	66,542
Other Operating Expense	5,743	4,678
Total Other Expense	14,214	80,173

Income (Loss) From Continuing Operations, Before Income Taxes	(2,110)	(96,113)
Applicable Income Tax Expense (Benefit)	(896)	(12,088)
Net Income (Loss) From Continuing Operations	(1,214)	(84,025)

Income (Loss) From Discontinued Operations, Before Income Taxes	-	(30)
Applicable Income Tax Expense (Benefit)	-	106
Net Income (Loss) From Discontinued Operations	-	(136)

Net Income (Loss)	(1,214)	(84,161)
Preferred Stock Dividend and Accretion of Discount	658	322

Net Income (Loss) Applicable to Common Shareholders	$(1,872)	$(84,483)

Net Income (Loss) Per Share From Continuing Operations -
Basic and Diluted	$(0.10)	$(7.05)

Net Income (Loss) Per Share From Discontinued Operations -
Basic and Diluted	$-	$(0.01)

Net Income (Loss) Per Share - Basic and Diluted	$(0.10)	$(7.06)

Net Income (Loss) Applicable to Common Shareholders
Per Share - Basic and Diluted	$(0.16)	$(7.09)

Average Weighted Common Shares:
Basic	11,912,420	11,914,814
Diluted	11,912,420	11,916,814

CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)

FOR THE THREE MONTHS ENDED MARCH 31:	2010	2009

Net Income (Loss) Applicable to Common Shareholders	$(1,872)	$(84,483)
Basic and Diluted Net Income (Loss) Per Common Share	(0.16)	(7.09)
Dividends Per Common Share	-	0.05

ANNUALIZED RETURNS
Return on Average Assets	-0.4%	-16.7%
Return on Average Equity	-6.3%	-203.8%

SELECTED BALANCES AT MARCH 31:	2010	2009

Total Assets	$1,890,006	$2,074,926
Deposits and Securities Sold Under Agreements to Repurchase	1,583,659	1,640,838
Loans	1,046,611	1,293,019
Total Securities	361,274	600,579
Shareholders' Equity	118,872	146,073
Closing Market Price Per Common Share	1.83	4.42
Book Value Per Common Share	6.44	8.75
Tangible Equity	117,620	144,252
Tangible Book Value Per Common Share	6.33	8.60

CADENCE FINANCIAL CORPORATION
LOANS AND DEPOSITS BY STATE/REGION

AS OF MARCH 31, 2010:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	29%	12%	7%	25%	12%	13%	2%	100%

DEPOSITS	56%	10%	2%	14%	6%	10%	2%	100%

AS OF MARCH 31, 2009:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	28%	10%	6%	25%	17%	11%	3%	100%

DEPOSITS	62%	9%	2%	12%	5%	8%	2%	100%

REAL ESTATE LOAN BALANCES BY STATE/REGION - LINKED QUARTERS ($ in thousands)

		3/31/10			12/31/09
		Balance	% of Total		Balance	% of Total
Mississippi		$197,227	26%		$204,742	26%
Tuscaloosa		99,580	13%		100,304	13%
Birmingham		55,535	7%		57,220	7%
Memphis		166,006	22%		169,056	21%
Middle Tennessee		83,482	11%		88,732	11%
Florida		119,730	15%		119,407	15%
Georgia		23,070	3%		23,758	3%
Administration		24,304	3%		30,417	4%
Total		$768,934	100%		$793,636	100%

CADENCE FINANCIAL CORPORATION

($ in thousands)

	3/31/10	12/31/09	3/31/09
LOAN BALANCES BY TYPE:
Commercial and Industrial	$169,230	$185,466	$205,262
Personal	18,807	20,177	31,542
Real Estate:
Construction	29,094	30,000	156,525
Commercial Real Estate	590,794	612,707	657,774
Real Estate Secured by Residential Properties	127,595	129,040	128,796
Mortgage	21,451	21,889	28,387
Total Real Estate	768,934	793,636	971,482
Other	89,640	92,198	84,733
Total	$1,046,611	$1,091,477	$1,293,019

ASSET QUALITY DATA:
Nonaccrual Loans	$66,077	$64,601	$38,359
Loans 90+ Days Past Due	3,734	5,582	5,791
Total Non-Performing Loans	69,811	70,183	44,150
Other Real Estate Owned	34,787	34,259	19,208
Total Non-Performing Assets	$104,598	$104,442	$63,358

Non-Performing Loans to Total Loans	6.7%	6.4%	3.4%
Non-Performing Assets to Total Loans and OREO	9.7%	9.3%	4.8%
Allowance for Loan Losses to Non-Performing Loans	60.6%	61.9%	88.5%
Allowance for Loan Losses to Total Loans	4.0%	4.0%	3.0%
Classified Assets to Capital	152.8%	152.8%	94.5%
Classified Loans to Capital	123.5%	124.2%	81.2%
Classified Loans to Total Loans	14.0%	13.6%	9.2%
Loans 30+ Days Past Due to Total Loans	4.4%	3.7%	3.2%
(loans not included in non-performing loans)
YTD Net Charge-offs to Average Loans YTD	0.2%	4.6%	1.1%

NET CHARGE-OFFS FOR QUARTER	$2,705	$4,385	$14,434

INTANGIBLE ASSET AMORTIZATION FOR QUARTER	$131	$135	$182

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

($ in thousands)

	Average Balance
	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	3/31/10	3/31/09	12/31/09	12/31/09
EARNING ASSETS:
Net loans	$1,073,061	$1,313,743	$1,143,881	$1,237,411
Federal funds sold and other interest-bearing assets	309,757	108,311	168,982	160,353
Securities:
Taxable	339,922	362,826	356,714	369,295
Tax-exempt	3,694	104,967	3,685	56,965
Totals	1,726,434	1,889,847	1,673,262	1,824,024

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	1,342,590	1,340,621	1,245,154	1,328,433
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	213,228	317,254	217,898	273,589
Totals	1,555,818	1,657,875	1,463,052	1,602,022

Net amounts	$170,616	$231,972	$210,210	$222,002

	Interest For
	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	3/31/10	3/31/09	12/31/09	12/31/09
EARNING ASSETS:
Net loans	$13,677	$16,566	$14,163	$61,802
Federal funds sold and other interest-bearing assets	151	49	84	357
Securities:
Taxable	3,669	4,038	3,943	16,026
Tax-exempt	44	1,020	44	2,294
Totals	17,541	21,673	18,234	80,479

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	5,943	7,159	5,966	27,656
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	1,350	2,194	1,398	7,391
Totals	7,293	9,353	7,364	35,047

Net amounts	$10,248	$12,320	$10,870	$45,432

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

($ in thousands)

	Yields Earned
	And Rates Paid (%)
	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	3/31/10	3/31/09	12/31/09	12/31/09
EARNING ASSETS:
Net loans	5.17	5.13	4.91	4.99
Federal funds sold and other interest-bearing assets	0.20	0.18	0.20	0.22
Securities:
Taxable	4.38	4.51	4.39	4.34
Tax-exempt	4.82	3.94	4.76	4.03
Totals	4.12	4.65	4.32	4.41

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	1.80	2.17	1.90	2.08
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	2.57	2.80	2.55	2.70
Totals	1.90	2.29	2.00	2.19

Net margin	2.41	2.64	2.58	2.49

Note: Yields on a tax equivalent
basis would be:
Tax-exempt securities	7.42	6.08	7.33	6.20
Total earning assets	4.13	4.77	4.33	4.48
Net margin	2.41	2.76	2.58	2.56

Tax equivalent income
(in thousands)	$ 24	$ 549	$ 24	$ 1,235

CONTACT:
Cadence Financial Corporation
Richard T. Haston, 662-324-4258